NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2018 FIRST QUARTER LEASING

NEW YORK, NEW YORK (March 7, 2018) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced that in its fiscal 2018 first quarter that ended February 28, 2018, it entered into a lease of approximately 11,000 square feet of previously vacant office/flex space in Griffin Center South in Bloomfield, Connecticut. There were no occupancy changes in Griffin’s industrial/warehouse buildings in the fiscal 2018 first quarter as Griffin’s industrial/warehouse portfolio of approximately 3,277,000 square feet (88% of Griffin’s total square footage) remained 98% leased. The only significant vacancy in Griffin’s industrial/warehouse buildings is approximately 63,000 square feet of an approximately 137,000 square foot building in New England Tradeport, Griffin’s industrial park in Windsor and East Granby, Connecticut, which was placed in service and partially leased near the end of fiscal 2017. Griffin’s industrial/warehouse portfolio is comprised of approximately 1,817,000 square feet in the Hartford, Connecticut area, 1,183,000 square feet in the Lehigh Valley of Pennsylvania and 277,000 square feet in North Carolina. As of February 28, 2018, Griffin’s office/flex portfolio of approximately 433,000 square feet was 74% leased, and Griffin’s total real estate portfolio of approximately 3,710,000 square feet was 95% leased, the same as at the end of fiscal 2017.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.